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                                                                   Exhibit 99.1

[PAINE WEBBER LOGO]

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                           N E W S   R E L E A S E
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                                                FOR IMMEDIATE RELEASE
                                                ---------------------


                  PAINE WEBBER GROUP REPORTS ALL-TIME RECORD
                              QUARTERLY EARNINGS



--Net income rises to $163.5 million, a 26 percent increase from Q2 1998--
                       --Earnings per share at $1.02--

        NEW YORK, July 13, 1999 - Paine Webber Group Inc. reported today the strongest quarterly earnings and revenues in the firm's 119-year history. Net income for the period ended June 30, 1999, was $163.5 million, or $1.02 per diluted share, an increase of 26 percent from $129.5 million, or $0.82 per diluted share, for the second quarter of 1998. Net revenues for the second quarter of 1999 were $1.35 billion, an increase of 16 percent from $1.16 billion in the corresponding period a year ago.

        Return on common equity for the quarter was 23.8 percent, compared with
23.7 percent for the year-ago period. As of June 30, 1999, the firm had total capital of $8.23 billion, an all-time high.

        "We are pleased to report another quarter of record earnings, which reflect continued strong momentum across all individual and institutional businesses," said Donald B. Marron, PaineWebber's chairman and chief executive officer. "Significant progress was also made in the development and implementation of the firm's online strategy. Our goal is to provide affluent clients as well as emerging investors with an increasingly comprehensive menu of services aimed at enhancing their investment experience at PaineWebber."

        Among the records in the quarter are the following, with percentage increases from the second quarter of 1998 in parentheses:

-  Net revenues of $1.35 billion (16 percent increase)

-  Commission income of $488.9 million (22 percent increase)

-  Asset management revenues of $224.5 million (23 percent increase)
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Paine Webber Group Inc.
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-  Assets under control of $384.2 billion (17 percent increase)

-  Wrap fee assets of $37.9 billion (43 percent increase)

-  Recurring fee income, annualized, of $1.09 billion (23 percent increase)

- Ratio of recurring fees and net margin interest to fixed expenses at 98 percent

- Number of financial advisors at 7,118



        The following measurements, which are also records, reflect the continued financial strengthening of the firm:

-  Shareholders' equity at $2.7 billion

-  Total capital at $8.23 billion

-  Book value at $18.58

        Among the operational highlights are the following:

- The Municipal Securities Group achieved the No. 1 industry ranking in negotiated senior underwritings, the third consecutive quarter of top industry performance.

- Strong performance by the firm's institutional businesses, led by Global Fixed Income, contributed significantly to the overall results.

- The firm's newly formed Japanese joint venture, Yasuda Paine Webber Mutual Fund Company raised $200 million in the start up of the Falcon Fund, the largest new bond fund in the Japanese market thus far in 1999.


Online and Technology Initiatives
---------------------------------

        The firm continues to enhance the relationships between its financial advisors and its clients, and provide more choices to a new generation of investors, through online technology. Among the current accomplishments and initiatives:


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Paine Webber Group Inc.
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-  The firm has released versions 3.0 of the PaineWebber EDGE, its online client service, adding enhanced download capabilities, new graphs and a bold clear look. Online investing will be available through the EDGE in the third quarter of 1999.

- During the second quarter of 1999, use of PaineWebber EDGE reached 102,000 client households, representing almost $90 billion in assets. EDGE assets have grown at a compounded annual growth rate of 150 percent since the EDGE was introduced in the first quarter of 1997, specifically:

                                                        1999
                                                        ----
                                        Jan    Feb    Mar    Apr.   May    Jun.
                                        ---------------------------------------
    EDGE Client Assets ($b)             64.7   68.5   73.8   80.5   84.1   89.4
    EDGE Households ($000s)             76     80     86     94     98     102
    Assets per EDGE households ($000s)  853    853    861    857    850    872


- PaineWebber has completed the rollout of ConsultWorks, the firm's new financial advisor workstation. ConsultWorks enables financial advisors to access and navigate a broad range of applications including performance management, client account inquiry, portfolio management, proprietary research, Internet access, e-mail and financial planning tools. The online capabilities of the ConsultWorks platform will allow financial advisors to deliver customized information and recommendations to clients faster and more efficiently 24 hours a day.

- In July of 1999, Painewebber will launch its InfoNet system, a browser based content server for the Private Client Group. InfoNet will provide financial advisors easy access to an electronic catalogue of sales and marketing documents, processing guides, online forms and client prospecting materials all in a presentation format that can be downloaded and customized.

- A new state-of-the-art trading floor for Global Equities was completed in the second quarter and is now in full operation.

        Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 18,452 people in 307 offices.

This news release and more information about Paine Webber Group Inc. can be found on our corporate site on the World Wide Web, www.painewebber.com.

                           --Two tables to follow--


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                             PAINE WEBBER GROUP INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               Quarter Ended June 30,      Six Months Ended June 30,
                                                                 1999           1998          1999          1998
                                                           ---------------------------     -------------------------

  REVENUES
    Commissions                                                $488,878       $402,094       $967,751       $810,218
    Principal Transactions                                      279,846        244,146        594,054        521,109
    Asset Management                                            224,487        182,128        430,538        340,864
    Investment Banking                                          160,133        176,687        286,086        301,656
    Interest                                                    770,271        860,707      1,527,431      1,663,085
    Other                                                        47,363         34,521         88,428         68,461
                                                           ------------   ------------   ------------   ------------

  TOTAL REVENUES                                              1,970,978      1,900,283      3,894,288      3,705,393

    Interest Expense                                            623,071        738,115      1,231,490      1,428,248
                                                           ------------   ------------   ------------   ------------

  NET REVENUES                                                1,347,907      1,162,168      2,662,798      2,277,145
                                                           ------------   ------------   ------------   ------------

  NON-INTEREST EXPENSES
    Compensation and Benefits                                   780,078        682,088      1,548,792      1,332,663
    Office & Equipment                                           89,330         74,862        170,782        147,402
    Communications                                               42,645         37,140         84,848         74,896
    Business Development                                         28,534         26,290         52,401         48,369
    Brokerage, Clearing & Exchange Fees                          23,487         22,081         47,877         47,577
    Professional Services                                        32,397         30,390         62,849         63,982
    Other Expenses                                               81,769         77,318        160,563        152,062
                                                           ------------   ------------   ------------   ------------


  TOTAL NON-INTEREST EXPENSES                                 1,078,240        950,169      2,128,112      1,866,951
                                                           ------------   ------------   ------------   ------------

  INCOME BEFORE INCOME TAXES & MINORITY INTEREST                269,667        211,999        534,686        410,194

  Provision for Income Taxes                                     98,102         74,437        194,461        143,836
                                                           ------------   ------------   ------------   ------------

  INCOME BEFORE MINORITY INTEREST                               171,565        137,562        340,225        266,358

  Minority Interest                                               8,061          8,061         16,122         16,122
                                                           ------------   ------------   ------------   ------------

  NET INCOME                                                   $163,504       $129,501       $324,103       $250,236
                                                           ============   ============   ============   ============


  NET INCOME APPLICABLE TO COMMON SHARES                       $157,555       $123,589       $312,205       $238,413

  EARNINGS PER SHARE
      BASIC                                                       $1.08          $0.88          $2.14          $1.71
      DILUTED                                                     $1.02          $0.82          $2.02          $1.59

  WEIGHTED AVERAGE COMMON SHARES
      BASIC                                                 145,743,000    140,033,000    145,632,000    139,610,000
      DILUTED                                               154,960,000    151,162,000    154,306,000    150,178,000



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
PAINE WEBBER GROUP INC.
QUARTERLY STATISTICAL SUPPLEMENT - OPERATING RESULTS  [UNAUDITED]

                                                      2Q 99    1Q 99       4Q 98       3Q 98       2Q 98


ROE Common (Annualized)                               23.8%       24.6%       16.3%       14.0%       23.7%

Income Before Taxes & Minority Interest
       as a Percentage of Net Revenues                20.0%       20.2%       15.2%       13.4%       18.2%
------------------------------------------------------------------------------------------------------------

E.P.S. [Diluted]                                      $1.02       $1.01       $0.63       $0.51       $0.82

Diluted Shares [Millions]                             155.0       153.7       150.9       151.4       151.2

Dividends Paid Per Common Share                       $0.11       $0.11       $0.11       $0.11       $0.11

Book Value Per Common Share                          $18.58      $17.77      $16.76      $15.86      $15.38

Common Shares Outstanding [Millions]                  145.4       145.8       145.5       142.8       140.6

------------------------------------------------------------------------------------------------------------

Total Capital [$Billions]                             $8.23       $7.54       $7.28       $6.64       $6.56

Total Shareholders' Equity [$Billions]                $2.70       $2.59       $2.44       $2.26       $2.16

------------------------------------------------------------------------------------------------------------

Assets Under Control [$Billions]                     $384.2      $367.1      $351.7      $313.2      $329.3

Assets Under Management [$Billions]                   $60.0       $63.0       $58.5       $54.1       $54.7
    Money Market Funds                                 33.2        34.7        31.4        29.9        28.6
    Long Term Mutual Funds                             14.7        14.2        13.8        12.5        13.2
    Institutional and Other                            12.1        14.1        13.3        11.7        12.9

Wrap Fee Assets [$Billions]                           $37.9       $34.4       $30.6       $24.7       $26.5

------------------------------------------------------------------------------------------------------------

Client  Assets on "The Edge"  [$Billions]             $89.4       $73.8       $60.1       $44.8       $36.9
*

Households on "The Edge"*                           102,500      86,000      71,000      59,000      51,000

RMA Accounts **                                     558,800     530,900     501,900     475,200     457,300

------------------------------------------------------------------------------------------------------------

Recurring Fees (YTD Annualized)                      $1,091      $1,047        $921        $908        $886
                 [$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                                   98%         95%         91%         93%         94%

------------------------------------------------------------------------------------------------------------

Employees                                            18,452      18,051      17,767      17,424      17,045

Financial Advisors                                    7,118       7,033       6,951       6,739       6,551

Sales Offices                                           307         305         303         299         300

* Paine Webber's client on-line service
** Paine Webber's central asset account


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